UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2021 (December 14, 2021)

Bowlero Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40412	98-1632024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 West 44th Street, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Isos Acquisition Corporation

55 Post Road West, Suite 200, Westport, CT 06880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CFAC	The New York Stock Exchange
Warrants to receive one shares of Class A common stock	CFACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

References in this Current Report on Form 8-K (this “Form 8-K”) to: (i) “the Company” are to Bowlero Corp., a Delaware corporation, which was formerly known as Isos Acquisition Corporation, a Cayman Islands corporation (until it was domesticated as a Delaware corporation and renamed Bowlero Corp. in connection with the Closing on the date hereof); (ii) “Legacy Bowlero” are to Bowlero Corp., a Delaware corporation, which was merged with and into the Company on the Closing; (iii) the “Business Combination” are to the previously announced business combination between the Company and Legacy Bowlero; and (iv) “the Closing” are to the consummation of the Business Combination.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to such terms in the Company’s definitive proxy statement/prospectus (the “Proxy/Prospectus”) for the Meeting (as defined below), which was filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2021.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 14, 2021, the Company held an extraordinary general meeting of shareholders (the “Meeting”), in connection with which the Company’s shareholders approved the Business Combination (which was consummated on December 15, 2021), whereby Legacy Bowlero merged with and into the Company, with the Company continuing as the surviving company. Present at the Meeting were holders of 22,994,714 shares of the Company’s ordinary shares, par value $0.0001 per share (the Company’s ordinary shares, and the shares of common stock into which such shares were converted upon consummation of the Business Combination, the “Common Stock”), in person or by proxy, representing approximately 72.2% of the voting power of the Common Stock as of November 4, 2021, the record date for the Meeting (the “Record Date”), and constituting a quorum for the transaction of business at the meeting. As of the Record Date, there were 31,854,625 shares of Common Stock issued and outstanding.

At the Meeting, the Company’s shareholders voted on and approved the BCA Proposal, the Domestication Proposal, each of the separate Organizational Document Proposals, election of each director nominee pursuant to the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal, in each case as defined and described in greater detail in the Proxy/Prospectus.

The approval of the Domestication Proposal and each of the Organizational Proposals each required the affirmative vote of 66 2/3% of the issued and outstanding shares of Common Stock as of the Record Date entitled to vote, that did vote (either in person or by proxy) at the Meeting. The approval of the BCA Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal each required the affirmative vote of a majority of the shares of Common Stock entitled to vote, that did vote (either in person or by proxy), at the Meeting. The election of each of the director nominees required the affirmative vote of a plurality of the issued and outstanding shares of Common Stock as of the Record Date entitled to vote, that did vote (either in person or by proxy) at the Meeting.

The Adjournment Proposal, as defined and described in greater detail in the Proxy/Prospectus, was not presented to the Company’s shareholders, as the BCA Proposal, the Domestication Proposal, each of the separate Organizational Document Proposals, election of each director pursuant to the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal each received a sufficient number of votes required for approval.

Set forth below are the final voting results for the Proposals:

Proposal No. 1 – The BCA Proposal. A proposal to approve and adopt the Business Combination Agreement, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,683,641	2,311,073	0

Proposal No. 2 – The Domestication Proposal. A proposal to approve the change of the Company’s jurisdiction of incorporation from the Cayman Islands to Delaware, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,683,541	2,311,173	0

Proposal No. 3 – The Organizational Document Proposals. Separate proposals to approve the following material differences between the proposed new certificate of incorporation and bylaws of the Company and the Company’s previously existing Amended and Restated Memorandum and Articles of Association, in each case as such separate proposals are further described in the Proxy/Prospectus.

3A. A proposal to increase the authorized capital stock of the Company. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
19,450,231	3,541,083	3,400

3B. A proposal to authorize the board of directors of the Company to issue shares of Series A preferred stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,680,004	2,311,310	3,400

3C. A proposal to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,683,639	2,311,075	0

3D. A proposal to elect not to be governed by Section 203 of the Delaware General Corporation Law. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,483,016	2,511,198	500

3E. A proposal to approve provisions requiring supermajority voting for certain governing document changes. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,479,881	2,514,433	400

3F. A proposal to approve provisions permitted the removal of directors only upon a supermajority vote, in certain circumstances. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,479,881	2,514,433	400

3G. A proposal approving supermajority voting by the holders of Class B common stock, par value $0.0001 per share, of the Company (and approving a vote of one vote per share by the holders of Class B common stock, par value $0.0001 per share, of the Company). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
19,250,296	3,744,418	0

3H. A proposal approving certain additional changes to address the needs of the Company upon completion of the Business Combination. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,480,214	2,514,100	400

Proposal No. 4 – The Director Election Proposal. A proposal to elect nine directors to serve on the Company’s board of directors upon consummation of the Business Combination, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to each of the director nominees, each of whom was elected by the Company’s shareholders:

Name	For	Withheld
Thomas F. Shannon	20,683,540	2,311,174
Brett I. Parker	20,683,540	2,311,174
John A. Young	20,683,540	2,311,174
Michael J. Angelakis	20,683,540	2,311,174
Rachael A. Wagner	20,683,540	2,311,174
Robert J. Bass	20,683,540	2,311,174
George Barrios	20,683,540	2,311,174
Michelle Wilson	20,683,540	2,311,174
Sandeep Mathrani	19,453,557	3,541,157

Proposal No. 5 – The Stock Issuance Proposal. A proposal to issue additional shares of Company Common Stock and Preferred Stock, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,683,616	2,311,098	0

Proposal No. 6 – The Incentive Plan Proposal. A proposal to approve and adopt the Bowlero Corp. 2021 Omnibus Incentive Plan, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,678,964	2,315,350	400

Proposal No. 7 – The ESPP Proposal. A proposal to approve and adopt the Bowlero Corp. Employee Stock Purchase Plan, as further described in the Proxy/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
20,682,115	2,312,199	400

Item 7.01. Regulation FD Disclosure.

On December 15, 2021, the Company issued a press release announcing the consummation of the Business Combination and the transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 15, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowlero Corp.

By:	/s/ Brett Parker
	Name:	Brett Parker
	Title:	Chief Financial Officer

Dated: December 15, 2021